VARIABLE ANNUITY ESSENTIAL PORTFOLIO MODERATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS † 99.5%

REPURCHASE AGREEMENTS

Rydex Series Funds -

1.5%

Managed Futures Strategy

Collateralized by U.S. Treasury

Fund

103,013 $

2,911,142

Obligations

Rydex Series Funds -

Lehman Brothers Holdings,

International Rotation

Inc. issued 03/31/08 at 1.15%

Fund

102,984

2,362,463

due 04/01/08

$

257,417 $

__________

257,417

Rydex Variable Trust -

Government Long Bond

Total Repurchase Agreements

1.2x Strategy Fund

182,737

2,320,763

(Cost $257,417)

__________

257,417

Rydex Variable Trust - OTC

Fund

81,864

1,268,898

Rydex Variable Trust -

Total Investments 101.0%

Commodities Strategy

(Cost $18,096,519)

$

__________

17,584,329

Fund*

48,333

1,260,512

Liabilities in Excess of Other

Rydex Variable Trust -

Assets – (1.0)%

$

__________

(177,571)

Absolute Return Strategies

Net Assets – 100.0%

$

17,406,758

Fund

43,141

1,059,984

*

Non-Income Producing Security.

Rydex Variable Trust - Large-

†

Affiliated Funds

Cap Value Fund

43,274

965,886

Rydex Variable Trust - Sector

Rotation Fund

73,713

961,214

Rydex Variable Trust - Mid-

Cap Growth Fund

22,732

606,483

Rydex Variable Trust - Mid-

Cap Value Fund

28,040

541,168

Rydex Variable Trust - Small-

Cap Value Fund

27,577

487,829

Rydex Variable Trust - Large-

Cap Growth Fund

16,975

422,170

Rydex Variable Trust - Multi-

Cap Core Equity Fund

18,779

418,013

Rydex Variable Trust -

Russell 2000® 1.5x

Strategy Fund

12,058

349,548

Rydex Variable Trust - Real

Estate Fund

10,330

348,421

Rydex Variable Trust - Nova

Fund

40,640

347,879

Rydex Variable Trust -

Hedged Equity Fund

15,053

347,279

Rydex Variable Trust - Small-

Cap Growth Fund

14,197

__________

347,260

Total Mutual Funds

(Cost $17,839,102)

__________

17,326,912

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